MANAGEMENT AGREEMENT
                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN INCOME FUNDS


Lehman Brothers High Income Bond Fund
Lehman Brothers Short Duration Bond Fund
Lehman Brothers Municipal Money Fund
Lehman Brothers Municipal Securities Trust
Lehman Brothers Strategic Income Fund



Dated: November 10, 2008

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                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

                              RATE OF COMPENSATION


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FUND                                              RATE OF COMPENSATION BASED ON
                                                  EACH FUND'S AVERAGE DAILY NET
                                                  ASSETS
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Lehman Brothers Short Duration Bond Fund          0.250% of first $500 million
Lehman Brothers Municipal Money Fund              0.225% of next $500 million
Lehman Brothers Municipal Securities Trust        0.200% of next $500 million
                                                  0.175% of next $500 million
                                                  0.150% in excess of $2 billion
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Lehman Brothers High Income Bond Fund             0.480%
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Lehman Brothers Strategic Income Fund             0.600%
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Dated: November 10, 2008


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